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                                  EXHIBIT 21.1

                                  SUBSIDIARIES
                                       OF
                                 SHOPSMITH, INC.

   Name of Subsidiary
  and Name Under Which
Subsidiary Does State of                                   State of
        Business                                         Incorporation
------------------------                                 -------------
1.  Shopsmith Woodworking
     Promotions, Inc.                                         Ohio

2.  Jefferson City Tool
     Company                                                  Ohio

3.  Shopsmith Woodworking Centers                             Ohio
     Ltd. Co.

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